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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               November 29, 2006
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               (Date of Report: Date of earliest event reported)


                                 Merilus, Inc.
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           (Exact name of registrant as specified in its charter)


          Nevada                 0-28475                  87-0635270
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)


                  P.O. Box 581072, Salt Lake City, Utah 84158
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 860-2302
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        (Former name or former address, if changed since last report)













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  Item 5.01 Change in Control/ITEM 5.02 Departure of Directors or Principal
  Officers; Election of Directors; Appointment of Principal Officers.


On November 29, 2006, Alex Demitriev accepted the position as director of Merilus, Inc. Mr. Demitriev has been self employed over the last five years owning a part interest in an art gallery in Park City, Utah as well as engaging in the importation of art, primarily from Russia. Mr. Demitriev also is an investor in real estate projects in Utah and several foreign countries. At the present time, Mr. Demitriev has not entered into any employment or other compensation arrangements with Merilus, Inc. and will serve on a part time, as needed basis. Mr. Demitriev is not an officer or director in any other companies that file reports with the SEC. Mr. Demitriev is 42 years old and has had no prior relationship with Merilus, Inc.

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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          Merilus, Inc.


                                          By: /s/
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Date: November 29, 2006                       Denny Nestripke, President